UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2019 (November 21, 2019)

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AG Twin Brook BDC, Inc.
(Exact name of Registrant as Specified in Its Charter)

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DELAWARE	814-01259	83-4184014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th Floor
New York, NY		10167
(Address of Principal Executive Offices)		(Z ip Code)

Registrant’s telephone number, including area code: (212) 692-2000

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02. Unregistered Sales of Equity Securities.

On November 7, 2019, AG Twin Brook BDC, Inc. (the “Company”) delivered a capital drawdown notice to its investors due on November 21, 2019 relating to the sale of 700,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of $14,000,000. The sale closed on November 21, 2019.

The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capitalcommitments on an as-needed basis with a minimum of 10 days prior notice to the funding date.

The sale of the common stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2)thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AG Twin Brook BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG TWIN BROOK BDC, INC.

Date: November 22, 2019	By:	/s/ Raul E. Moreno
	Name:	Raul E. Moreno
	Title:	General Counsel, Chief Compliance Officer and Secretary